Exhibit 10.2

May 22, 2012

To:                            Clayton Williams Energy, Inc. (“Clayton Williams” or the “Company”)

From:            JPMorgan Chase Bank, N.A. (“J.P. Morgan” or the “Administrative Agent”)

Re:                             Clayton Williams Spring Redetermination

The May 1, 2012 Redetermination of the Borrowing Base for Clayton Williams has been completed.  Pursuant to Article III of the Second Amended and Restated Credit Agreement dated November 29, 2010, please be advised that all lenders have approved the proposed Borrowing Base increase from $475,000,000 to $565,000,000 and continuing until the next Redetermination scheduled for November 1, 2012.  Additionally, the Administrative Agent and all Lenders have approved the increase in the Maximum Facility Amount from $500,000,000 to $565,000,000 effective as of May 22, 2012.  All Lenders have elected to participate in the requested increase.

CLAYTON WILLIAMS ENERGY, INC.

Signature:	/s/ Michael L. Pollard

Name:	Michael L. Pollard

Title:	Senior Vice President and Chief Financial Officer

Date:	5/22/2012